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                                                                       EXHIBIT 5

 [LETTERHEAD OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP]



                                August 19, 1998



Netopia, Inc.
2470 Mariner Square Loop
Alameda, CA 94501


          Re: Netopia, Inc. Registration Statement for Offering of an Aggregate of 1,176,146 Shares of Common Stock


Ladies and Gentlemen:


          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,076,146 shares of Common Stock under the 1996 Stock Option Plan and (ii) 100,000 shares of Common Stock under the Employee Stock Purchase Plan, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                  Very truly yours,

                                  /s/ Gunderson Dettmer Stough
                                  Villeneuve Franklin & Hachigian, LLP
                                  _____________________________________
                                  Gunderson Dettmer Stough
                                  Villeneuve Franklin & Hachigian, LLP